Exhibit 10.3

AMENDMENT NO. ONE TO ASSET PURCHASE AGREEMENT

Amendment No. One to Asset Purchase Agreement (this “Amendment”), dated as of August 12, 2021 (the “Effective Date”), is entered into among ARCA Recycling, Inc., a California corporation (“ARCA”), Customer Connexx LLC, a Nevada limited liability company (“Connexx”, and with ARCA, the “Sellers”), JanOne Inc., a Nevada corporation (“Parent”), and ARCA Affiliated Holdings Corporation, a Delaware corporation (“Affiliated”), ARCA Services Inc., a Delaware corporation (“ARCA Services”), and Connexx Services Inc, a Delaware corporation (“Connexx Services”, and with Affiliated and ARCA Services, the “Buyers”). The Persons referred to in the previous sentence are sometimes referred to as the “Parties”, and each of such Persons, a “Party”).

WHEREAS, the Parties entered into an Asset Purchase Agreement dated as of February 19, 2021 (the “Existing Agreement”); and

WHEREAS, the Parties desire to amend the Existing Agreement on the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, pursuant to Section 9.09 of the Existing Agreement, this Amendment must be contained in a written agreement signed by each Party.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.
Definitions. Capitalized terms used and not defined in this Amendment have the respective meanings assigned to them in the Existing Agreement.
2.
Amendments to the Existing Agreement. As of the Effective Date, the Existing Agreement is hereby amended or modified as follows:
a.
The definition of “Outside Date” appearing in Article One of the Existing Agreement is hereby deleted in its entirety and replaced with the following:

“Outside Date” means September 30, 2021.

b.
Section 3.01 of the Existing Agreement is deleted in its entirety and replaced with the following:

Closing. Subject to the terms and conditions of this Agreement, the consummation of the transactions contemplated by this Agreement (the “Closing”) shall occur on September 30, 2021. The Closing and all required deliveries will occur remotely by exchange of documents and signatures (or their electronic counterparts) and the date upon which the Closing occurs shall be the

“Closing Date”. The Closing shall be effective at 12:01 a.m. Central Daylight Time, on September 30, 2021.

3.
Date of Effectiveness; Limited Effect. This Amendment will be effective as of the Effective Date. Except as expressly provided in this Amendment, all of the terms and provisions of the Existing Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the Parties. Without limiting the generality of the foregoing, the amendments contained herein will not be construed as an amendment to or waiver of any other provision of the Existing Agreement or of any other Transaction Document or as a waiver of or consent to any further or future action on the part of either Party that would require the waiver or consent of the other Party. On and after the Effective Date, each reference in the Existing Agreement to “this Agreement,” “the Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference to the Existing Agreement in any other agreements, documents, or instruments executed and delivered pursuant to, or in connection with, the Transaction Documents will mean and be a reference to the Existing Agreement as amended by this Amendment.
4.
Representations and Warranties. Each Party hereby represents and warrants to the other Party that:
c.
It has the full right, power, and authority to enter into this Amendment and to perform its obligations hereunder and under the Existing Agreement as amended by this Amendment.
d.
The execution of this Amendment by the individual whose signature is set forth at the end of this Amendment on behalf of such Party, and the delivery of this Amendment by such Party, have been duly authorized by all necessary action on the part of such Party.
e.
This Amendment has been executed and delivered by such Party and (assuming due authorization, execution, and delivery by the other Party hereto) constitutes the legal, valid, and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws and equitable principles related to or affecting creditors’ rights generally or the effect of general principles of equity.
5.
Miscellaneous.
f.
This Amendment is governed by and construed in accordance with, the laws of the State of Nevada, without regard to the conflict of laws provisions of such State.
g.
This Amendment shall inure to the benefit of and be binding upon each of the Parties and each of their respective successors and permitted assigns.
h.
The headings in this Amendment are for reference only and do not affect the interpretation of this Amendment.

i.
This Amendment may be executed in counterparts, each of which is deemed an original, but all of which constitute one and the same agreement. Delivery of an executed counterpart of this Amendment electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Amendment.
j.
This Amendment constitutes the sole and entire agreement between the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter.

Signatures on following page.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Effective Date.

Affiliated: ARCA Affiliated Holdings Corporation, a Delaware corporation	Parent: JanOne Inc., a Nevada corporation
By____/s/ Virland Johnson____________ Name: Virland Johnson Title: Chief Executive Officer	By____/s/ Tony Isaac_________________ Name: Tony Isaac Title: CEO
ARCA Services: ARCA Services Inc., a Delaware corporation	ARCA: ARCA Recycling, Inc., a California corporation
By____/s/ Virland Johnson____________ Name: Virland Johnson Title: Chief Executive Officer	By____/s/ Tony Isaac_________________ Name: Tony Isaac Title: CEO
Connexx Services: Connexx Services Inc., a Delaware corporation	Connexx: Customer Connexx LLC, a Nevada limited liability company
By____/s/ Virland Johnson____________ Name: Virland Johnson Title: Chief Executive Officer	By____/s/ Tony Isaac_________________ Name: Tony Isaac Title: CEO